UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 11, 2016

CHC GROUP LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36261	98-0587405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Elgin Avenue George Town, KY1-9005 Cayman Islands
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on May 5, 2016, CHC Group Ltd. (the “Company”), and certain of its subsidiaries, affiliates and related parties (together with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”), seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).

Plan Support Agreement

On October 11, 2016, the Debtors entered into a plan support agreement (the “PSA”) with respect to the terms of a restructuring to be implemented through a chapter 11 plan of reorganization to be proposed by the Debtors (the “Plan”) with (1) The Milestone Aviation Group Limited (“Milestone”) and certain of its affiliates (the “Milestone Parties”), (2) holders (the “Plan Sponsors”) representing or holding approximately 67.56% of the outstanding principal amount of the Company’s 9.25% Senior Secured Notes due 2020 (the “Secured Notes”), (3) the Official Committee of Unsecured Creditors (the “UCC”) and (4) holders (the “Individual Creditor Parties” and together with the Milestone Parties, the Plan Sponsors and the UCC, the “Consenting Creditor Parties”) of the Company’s 9.375% Senior Notes due 2021 (the “Unsecured Notes”), that, together with the other Consenting Creditor Parties represent or hold approximately 73.56% of the outstanding principal amount of Unsecured Notes. Capitalized terms not otherwise defined herein shall have the meaning as defined in the PSA.

Under the PSA, each of the Consenting Creditor Parties (except for the UCC) has agreed to, among other things, and subject to certain conditions: (i) vote any claim it holds against the Debtors to accept the Plan and not (a) change or withdraw (or cause to be changed or withdrawn) its vote to accept the Plan, (b) object to, delay, impede, or take any other action to interfere with acceptance or implementation of the Plan, or (c) directly or indirectly seek, solicit, negotiate, encourage, propose, file, support, participate in the formulation of, or vote for, any restructuring, sale of assets, merger, workout or plan of reorganization for any of the Debtors other than the Plan; and (ii) condition any transfer of its claims against the Debtors to the transferee thereof being an existing consenting creditor or becoming party to the PSA.

Under the PSA, the UCC has agreed to support the confirmation and consummation of the Plan and submit a letter recommending that unsecured creditors vote in favor of the Plan. The Debtors have agreed, among other things, and subject to certain conditions, to: (i) use commercially reasonable efforts to expeditiously prepare the requisite Restructuring Documents, (ii) timely provide certain Consenting Creditor Parties with the opportunity to comment and review the Restructuring Documents consistent with the approval rights granted to such parties under the terms of the PSA, (iii) support and take such actions as are necessary or appropriate or reasonably requested by the Consenting Creditor Parties to further the consummation of the Restructuring and confirmation of the Plan, including commercially reasonable efforts to obtain any and all required regulatory and/or third party approvals necessary, if any, for the Restructuring, (iv) operate the businesses of the Debtors in the ordinary course and consistent with past practice and the business plan of the Debtors; (v) not modify the Plan or any of the Restructuring Documents or take any action or file any motion, notice, pleading or other Restructuring Document with the Bankruptcy Court that is inconsistent with the PSA, the Plan or any other Restructuring Document, (vi) not directly or indirectly seek, solicit, negotiate, encourage, propose, file, support, consent to, pursue, initiate, assist, participate in the formulation of, or enter into any agreements relating to any restructuring, sale of assets, merger, workout or plan of reorganization for any of the Debtors other than the Plan and (vii) not take certain other actions during the pendency of the Chapter 11 proceedings, including actions that would challenge the validity, enforceability or priority of the claims related to the Secured Notes or otherwise affect the rights or claims of the Consenting Creditor Parties.

The PSA is terminable by the Requisite Plan Sponsors, the UCC, Milestone and/or the Debtors under certain conditions. The termination provisions include the termination of the Backstop Agreement (as defined below) or the termination of the consensual use of cash collateral under the Final Cash Collateral Order, as well as several milestone dates, including with respect to (i) the failure to obtain an order from the Bankruptcy Court approving the PSA, (ii) the failure to file the Plan and the CHC Disclosure Statement with the Bankruptcy Court, (iii) the failure to commence the Solicitation and Rights Offering, and (iv) the failure to obtain the entry of a Final confirming the Plan. The Individual Creditor Parties may terminate the PSA as to themselves under certain conditions.

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The description of the PSA, including the Plan Term Sheet (as defined below) is qualified in its entirety by reference to the PSA, including its exhibits (as further described below), a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Plan Term Sheet

A term sheet setting forth the key terms of the Plan is annexed as an exhibit to, and incorporated by reference in, the PSA (the “Plan Term Sheet”). The terms set forth in the Plan Term Sheet represent an integrated global settlement of any and all potential issues among the parties to the PSA, including, without limitation:

•	the amount and treatment of the Secured Notes Claims and the General Unsecured Claims (as defined in the Plan Term Sheet);
•	any potential adequate protection or diminution in value claim by the Plan Sponsors;
•	any potential claim to surcharge the Secured Notes’ collateral under section 506(c) of the Bankruptcy Code; and
•	the agreed equity value of the new membership interests of the new entity being formed for purposes of the Plan, which is expected to be a newly-formed Cayman limited liability company (the “Reorganized Company”) and the total enterprise value of the Reorganized Company.

Pursuant to the Plan Term Sheet, eligible holders of the Secured Notes and the Unsecured Notes will have the opportunity to participate in the $300 million Rights Offering (as defined and described in more detail below), with $280 million allocated to the holders of Secured Notes and $20 million allocated to holders of Unsecured Notes. In addition to participation in the Rights Offering, (i) all holders of Secured Notes will receive their pro rata share of 79.5% of the New Membership Interests (as defined in the Plan Term Sheet) (prior to dilution on account of the New Second Lien Convertible Notes and the management incentive plan of the Reorganized Company (“MIP”)), which equates to 11.6% of the New Membership Interests (fully diluted on account of the New Second Lien Convertible Notes, but excluding the MIP); (ii) all holders of Unsecured Notes will receive their pro rata share of 8.9% of the New Membership Interests (prior to dilution on account of the New Second Lien Convertible Notes and the MIP), which equates to 1.3% of the New Membership Interests (fully diluted on account of the New Second Lien Convertible Notes, but excluding the MIP). All other holders of General Unsecured Claims will receive their pro rata share of (a) 11.6% of the New Membership Interests (prior to dilution on account of the New Second Lien Convertible Notes and the MIP), which equates to 1.7% of the New Membership Interests (fully diluted on account of the New Second Lien Convertible Notes, but excluding the MIP) and (b) $37.5 million in New Unsecured Notes (as defined below). The Plan may also provide for distributions up to an aggregate amount of $750,000 in cash to holders of certain General Unsecured Claims, with any such distributions reducing the principal amount of the New Unsecured Notes on a dollar for dollar basis and further provides for an allocation from distributions on the Secured Notes and/or Unsecured Notes of a specified amount of New Membership Interests for any Non-Eligible Offerees of the Secured Notes and/or Unsecured Notes who timely execute a Non-Eligible Offeree acknowledgement and vote in favor of the Plan. Under the PSA, the Secured Notes have agreed to waive any recoveries on account of their unsecured deficiency claim as part of the overall settlement contained therein.

Holders of allowed Revolving Credit Agreement Claims (as defined in the Plan Term Sheet) shall receive, in full and final satisfaction of their claims, a new term note in the amount of their claim, in accordance with the Bankruptcy Code, or such other treatment that is reasonably acceptable to the Debtors, the UCC, and the Requisite Plan Sponsors. The Company and the Consenting Creditor Parties are currently negotiating with holders of allowed Revolving Credit Agreement Claims as to their treatment.

The Plan Term Sheet does not provide for any distribution to holders of the Company’s existing equity securities, including its ordinary shares and preferred shares. Following the Effective Date, the Company will apply to the Registrar of Companies in the Cayman Islands for a voluntary striking off of the Company. Upon a striking off of the Company, the Company will be dissolved (subject to certain reinstatement rights of the holders of the existing equity) and the existing equity holders will receive no distribution.

Rights Offering – New Second Lien Convertible Notes

The Company has agreed to solicit participation in a rights offering (the “Rights Offering”) which contemplates a new money investment of $300 million to purchase new second lien convertible notes (the “New Second Lien Convertible Notes”) which will be issued by the Reorganized Company pursuant to the Rights Offering made available to eligible holders of Secured Notes and Unsecured Notes.

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The $300 million of new capital will be invested at a 10% original issue discount and will include a $100 million equitization premium on account of the equitization of the Secured Notes secured claims, resulting in the issuance of $433.3 million in aggregate principle amount of New Second Lien Convertible Notes, which after giving effect to the Put Option Premium (as defined below), will be issued in an aggregate principal amount of $464.1 million. Eligible holders of Secured Notes and eligible holders of Unsecured Notes will have the opportunity to participate in the Rights Offering, with $280 million allocated to holders of Secured Notes and $20 million allocated to holders of Unsecured Notes. On an as-converted basis, the New Second Lien Convertible Notes (as defined below) will represent 85.4% of the New Membership Interests of the Reorganized Company on a fully diluted basis (but subject to dilution for the MIP).

Other key terms of the New Second Lien Convertible Notes include:

•	The New Second Lien Convertible Notes mature 3.5 years after the Effective Date and are mandatorily convertible into New Membership Interests upon the earlier of the maturity date or certain other specified conditions set forth in the Convertible Notes Term Sheet (as defined in the Plan Term Sheet and as annexed as an exhibit to the Plan Term Sheet).
•	The New Second Lien Convertible Notes will have a second (or junior) lien on the collateral securing the new credit facility to be provided to holders of Revolving Credit Agreement Claims.
•	The New Second Lien Convertible Notes will not bear or pay interest other than in connection with an event of default, with such interest accruing at a rate of 2.0% per annum, payable in cash, upon and during the continuance of an event of default.
•	Holders of the New Second Lien Convertible Notes will be entitled to the same rights with respect to dividends and voting as the holders of the New Membership Interests on an as-converted basis.

The New Second Lien Convertible Notes and the New Membership Interests issuable upon the conversion thereof are being offered in the Rights Offering pursuant to an exemption from registration under the Securities Act of 1933, as amended, and other applicable federal and state securities laws pursuant to Regulation D under the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase the rights offered in the Rights Offering or any other securities.

Backstop Agreement

The Company has also entered into a backstop agreement (the “Backstop Agreement”) pursuant to which certain of the Plan Sponsors and the Individual Creditor Parties (each an “Investor” and collectively, the “Investors”) have agreed to backstop the Rights Offering (the “Backstop Commitment”). Pursuant to the Backstop Commitment, each of the Investors, severally and not jointly, has agreed to fully participate in the Rights Offering and purchase the New Second Lien Convertible Notes in accordance with the percentages set forth in the Backstop Agreement (the “Investor Percentages”) to the extent unsubscribed under the Rights Offering. To compensate the Investors for the risk of their undertakings in the Backstop Agreement and as consideration for the Backstop Commitment, the Debtors have agreed to pay to the Investors, subject to approval by the Bankruptcy Court, in the aggregate, a nonrefundable aggregate premium payable on the Effective Date in additional New Second Lien Convertible Notes in a principal amount of $30.8 million (the “Put Option Premium”); provided, however, if the Backstop Agreement is terminated due to a Put Option Premium Triggering Event (as defined in the Backstop Agreement), the Backstop Agreement immediately terminates and the Put Option Premium becomes fully due and payable in cash in two equal installments of $10.665 million (representing a total aggregate amount of $21.33 million), the first cash payment due immediately upon termination of the Backstop Agreement and the second cash payment payable upon the consummation of any plan of reorganization, sale, or other restructuring transaction. If the Backstop Agreement terminated solely as a result of a breach of either the Backstop Agreement or the PSA by an Investor, such breaching Investor shall not be entitled to its share of the Put Option Premium.

If one or more Investors default in its Backstop Commitment obligations (a “Defaulting Investor”) (after having not cured such default within two business days after the receipt of a notice from the Company of such default) (such portion of the unsubscribed notes which is not subscribed for and purchased by the Defaulting Investor(s), the “Unfulfilled Backstop Commitments”) each of the other Investors, severally and not jointly, has agreed to subscribe for and purchase, at an aggregate purchase price of up to $20 million therefor, its Investor Percentage (as adjusted upwards to eliminate the Investor Percentage of the Defaulting Investor(s)) of the Unfulfilled Backstop Commitments, up to an aggregate principal amount of $28,888,889 for all non-defaulting Investors. So long as the Investors have provided Backstop Commitments of at least $250 million as the aggregate purchase price for the New Second Lien Convertible Notes (for an aggregate principal amount of $361.1 million of New Second Lien Convertible Notes to be issued), taking into account the fulfillment of the obligation to satisfy Unfulfilled Backstop Commitments and any other replacement due to any Investor default, the Company may elect to consummate the transactions contemplated by the Backstop Agreement and the Plan.

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The Backstop Agreement is terminable by the Company and/or the Requisite Investors (as defined in the Backstop Agreement) under several conditions. The termination provisions include, among others, the termination of the PSA and the termination by the Requisite Investors due to the failure by the Company to meet several milestone dates consistent with those under the PSA described above. The Company may additionally terminate the Backstop Agreement for a breach (other than an immaterial breach) by the Investors; provided, however that the Company may not terminate the Backstop Agreement for a breach by the Investors to the extent that Investors have agreed to provide Backstop Commitments in an aggregate amount of $300 million within the applicable cure periods.

Substantially all of the Debtors’ obligations under the PSA and the Backstop Agreement are subject to the prior approval of the Bankruptcy Court, and the Debtors will seek entry by the Bankruptcy Court of the PSA Approval Order.

The description of the Backstop Agreement is qualified in its entirety by reference to the Backstop Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

New Unsecured Notes

Under the Plan Term Sheet, in addition to the New Second Lien Convertible Notes, the Reorganized Company has agreed to issue $37.5 million in new unsecured notes (the “New Unsecured Notes”) which will have a seven year maturity and an interest rate of 5.0%, payable in kind until the conversion of the New Second Lien Convertible Notes and thereafter payable in cash. The New Unsecured Notes will rank pari passu with the New Second Lien Convertible Notes and will be deemed senior indebtedness of the Reorganized Company, but will not have the benefit of any security or be convertible into New Membership Interests.

Milestone Term Sheet

Also annexed as an exhibit to the PSA is a term sheet with the Milestone Parties (the “Milestone Term Sheet”), pursuant to which, among other things, the Milestone Parties have agreed to restructure the Company’s existing aircraft fleet leasing arrangements and to provide a new $150 million asset backed debt facility. The key terms of the Milestone Term Sheet include the restricting of lease rental for the helicopters that will remain in the Debtors’ fleet, the consensual return of certain helicopters, extension options for certain of the retained helicopters, leases for additional helicopters and the payment of certain fees and expenses.

Item 7.01 Regulation FD Disclosure.

On October 11, 2016, the Company issued a press release announcing entry into the PSA and the Backstop Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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Cautionary Note Regarding Forward-Looking Statements

This Form 8-K, accompanying exhibits, and other statements that we may make, contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements about our expectations for the timing and execution of our restructuring plan, our future financial condition and future business plans and expectations, the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments and operating expectations during the pendency of our court proceedings. Such forward-looking statements are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: we filed for protection under Chapter 11 of the Bankruptcy Code and are subject to risks and uncertainties; our ability to implement the Plan and to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to; operating under Chapter 11 may restrict our ability to pursue our business strategies; our employees face considerable uncertainty due to the Chapter 11 proceedings; we may suffer from a protracted restructuring; our ability to emerge from Chapter 11 and operate profitably thereafter will depend on increasing our revenue, lowering our costs, and obtaining sufficient financing or other capital to operate successfully; we have substantial liquidity needs and, due to our current Chapter 11 proceedings, may not be able to obtain any equity or debt financings in the capital markets for the foreseeable future; we may be subject to claims that will not be discharged in the Chapter 11 proceedings; our restructuring efforts through the Chapter 11 proceedings may be expensive, take resources and distract management; we are in the process of rejecting and abandoning a significant portion of our helicopter fleet through Chapter 11 proceedings, which may result in an inability to quickly respond to new opportunities and a significant loss of market share and profit margins; our consolidated financial statements have been prepared assuming that we will continue as a going concern, our independent registered public accounting firm has raised substantial doubts about our ability to continue as a going concern, and we have not included any adjustments that might result from the outcome of this uncertainty; we have a history of net losses; our substantial level of indebtedness, operating lease commitments, purchase and other commitments could materially adversely affect our ability to fulfill our obligations under our debt agreements, our ability to react to changes in our business and our ability to incur additional debt to fund future needs; all flights with the aircraft type H225 and AS332 L2 have been temporarily grounded which may cause a material and adverse impact to our financial viability; operating helicopters involves a degree of inherent risk and we are exposed to the risk of losses from safety incidents; if we are unable to mitigate potential losses through a robust safety management and insurance coverage program, our financial condition would be jeopardized in the event of a safety or other hazardous incident; failure to maintain standards of acceptable safety performance could have an adverse impact on our ability to attract and retain customers and could adversely impact our reputation, operations and financial performance; our operations are largely dependent upon the level of activity in the offshore oil and gas industry; the oil and gas industries on which we are largely dependent are suffering through a severe downturn, resulting in significant negative impact on demand for our services, and no assurance can be given that the downturn will not continue to be prolonged; many of the markets in which we operate are highly competitive, and if we are unable to effectively compete, it may result in a loss of market share or a decrease in revenue or profit margins; we rely on a limited number of large offshore helicopter support contracts with a limited number of customers. If any of these are terminated early or not renewed, our revenues could decline; negative publicity may adversely impact us; our fixed operating expenses and long-term contracts with customers could adversely affect our business under certain circumstances; we depend on a small number of helicopter manufacturers and any safety issues can severely limit our ability to continue operating helicopters already in our fleet; we depend on a limited number of third-party suppliers for helicopter parts and subcontract services; restructuring of our operations and organizational structure may lead to significant costs; our business requires substantial capital expenditures, lease and working capital financing, which we are currently blocked from accessing through the capital markets and banks. Any further deterioration of current industry or business conditions, the capital and banking markets or a prolonged period in Chapter 11 proceedings generally could adversely impact our business, financial condition and results of operations; we rely on the secondary used helicopter market to dispose of our older helicopters and parts due to our ongoing fleet modernization efforts; our operations are subject to extensive regulations which could increase our costs and adversely affect us; our maintenance, repair and overhaul (MRO) business, Heli-One, could suffer if licenses issued by original equipment manufacturers (OEMs) and/or governmental authorities are not renewed or we cannot obtain additional licenses; we derive significant revenue from non-wholly owned variable interest entities. If we are unable to maintain good relations with the other owners of such non-wholly owned entities, our business, financial condition or results of operations could be adversely affected; our operations may suffer due to political, regulatory, commercial and economic uncertainty; our business in countries with a history of corruption and transactions with foreign governments increases the compliance risks associated with our international activities; we are subject to extensive federal, state, local and foreign environmental, health and safety laws, rules, regulations and ordinances that could have an adverse impact on our business; we are subject to many different forms of taxation in various jurisdictions throughout the world, which could lead to disagreements with tax authorities regarding the application of tax laws; the offshore helicopter services industry is cyclical; we are exposed to foreign currency risks; our failure to hedge exposure to fluctuations in foreign currency exchange rates effectively could unfavorably affect our financial performance; we are exposed to credit risks; our customers may seek to shift risk to us; if oil and gas companies undertake cost reduction methods, there may be an adverse effect on our business; reductions in spending on helicopter services by government agencies could lead to modifications of search and rescue (SAR) and emergency medical services (EMS) contract terms or delays in receiving payments, which could adversely impact our business, financial condition and results of operations; failure to develop or implement new technologies and disruption to our systems could affect our results of operations; we rely on information technology, and if we are unable to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, our operations could be disrupted and our business could be negatively affected; the loss of key personnel could affect our growth and future success; labor problems could adversely affect us; if the assets in our defined benefit pension plans are not sufficient to meet the plans’ obligations, we could be required to make substantial cash contributions and our liquidity could be adversely affected; adverse results of legal proceedings could materially and adversely affect our business, financial condition or results of operations; in the event we are or become treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, our U.S. shareholders could be subject to adverse U.S. federal income tax consequences; we are controlled by a shareholder group, which might have interests that conflict with ours or the interests of our other shareholders; due to our Chapter 11 bankruptcy proceedings, our ordinary shares may have no value and any investment in our shares is highly speculative; the market for our ordinary shares historically has experienced significant price and volume fluctuations; we have not paid dividends on our ordinary shares historically and may not pay any cash dividends on our ordinary or preferred shares for the foreseeable future; pursuant to the terms of the preferred shares, which rank senior to our ordinary shares, we are required to pay regular cash dividends or issue shares in respect of amounts accrued as dividends on the preferred shares, and we may be required under certain circumstances to repurchase the preferred shares; we are currently unable to pay such obligations while we are in Chapter 11 proceedings and are likely not to pay any cash dividends for the foreseeable future; our preferred shares have rights, preferences and privileges that are not held by, and are preferential to the rights of, holders of our ordinary shares. Such preferential rights could adversely affect our liquidity and financial condition, and may result in the interests of the holders of our preferred shares differing from those of the holders of our ordinary shares; we are a holding company and, accordingly, are dependent upon distributions from our subsidiaries to generate the funds necessary to meet our financial obligations and pay dividends; the requirements of being a public company may strain our resources and distract our management; provisions of our articles of association and Cayman Islands corporate law may discourage or prevent an acquisition of us which could adversely affect the value of our ordinary shares; our organizational documents contain a variety of anti-takeover provisions that could delay, deter or prevent a change in control; shareholder rights under Cayman Islands law may differ materially from shareholder rights in the United States, which could adversely affect the ability of us and our shareholders to protect our and their interests; as a shareholder, you might have difficulty obtaining or enforcing a judgment against us because we are incorporated under the laws of the Cayman Islands; our major investors, Clayton, Dubilier & Rice and First Reserve Management, L.P., may compete with us, and our articles of association contain a provision that expressly permits our non-employee directors to compete with us; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended April 30, 2016. The Company’s filings with the Securities and Exchange Commission are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. No assurances can be given that our efforts to effectively reorganize under Chapter 11 of the Bankruptcy Code will ultimately be successful or that we will succeed in strengthening our balance sheet or increase our financial flexibility. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Plan Support Agreement dated October 11, 2016
10.2	Backstop Agreement dated October 11, 2016
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHC Group Ltd.

October 12, 2016	By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Senior Vice President, Legal and Administration

Exhibit Index

Exhibit No.	Description
10.1	Plan Support Agreement dated October 11, 2016
10.2	Backstop Agreement dated October 11, 2016
99.1	Press Release